INVESTOR PRESENTATION GULF SOUTH BANK CONFERENCE MAY 7 - 9, 2023 As of March 31, 2023 Nasdaq: RRBI Exhibit 99.1

Forward-Looking Statements and Non-GAAP Information Statements in this presentation regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward- looking statements in this presentation are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this presentation and could cause us to make changes to our future plans. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, and in other documents that we file with the SEC from time to time. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this presentation are qualified in their entirety by this cautionary statement. This presentation includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other information publicly available to us, which information may be specific to particular markets or geographic locations. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our market position are based on market data currently available to us. Although we believe these sources are reliable, we have not independently verified the information. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources. Our accounting and reporting policies conform to United States GAAP and the prevailing practices in the banking industry. Certain financial measures used by management to evaluate our operating performance are discussed as supplemental non-GAAP performance measures. In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the U.S. Management and the board of directors review tangible book value per share, tangible common equity to tangible assets, realized book value per share, and SBA PPP-adjusted metrics as part of managing operating performance. However, these non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner that we calculate the non-GAAP financial measures that are discussed may differ from that of other companies reporting measures with similar names. It is important to understand how such other banking organizations calculate and name their financial measures similar to the non-GAAP financial measures discussed by us when comparing such non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix to this presentation. 2

Glossary of Terms 1Q22 – First Quarter of 2022 2Q22 – Second Quarter of 2022 3Q22 – Third Quarter of 2022 4Q22 – Fourth Quarter of 2022 1Q23 – First Quarter of 2023 2Q23 – Second Quarter of 2023 3Q23 – Third Quarter of 2023 1-4 FR – One-to-four family residential ACL – Allowance for credit losses AFS – Available-for-sale API – Application Programming Interface B.A. – Bachelor of Arts B.B.A. – Bachelor of Business Administration BOLI – Bank owned life insurance bp(s) – Basis point(s) B.S. – Bachelor of Science C&D – Construction and land development loans C&I – Commercial and industrial loans CAGR – Compound annual growth rate CECL – Current Expected Credit Losses CGMA – Chartered Global Management Accountant CL(s) – Criticized Loans CMBS – Commercial Mortgage-Backed Securities CPA – Certified Public Accountant CRA – Community Reinvestment Act CRE – Commercial real estate DDA – Demand deposit accounts EPS – Earnings per share FDIC – Federal Deposit Insurance Corporation FNMA – Federal National Mortgage Association FTE – Fully taxable equivalent basis GAAP – Generally Accepted Accounting Principles in the United States of America HFI – Held for investment HFS – Held for sale HTM – Held-to-maturity ICS – Insured Cash Sweep IPO – Initial public offering J.D. – Juris Doctor LDPO – Loan and deposit production office LPO – Loan production office LIBOR – London Inter-Bank Offered Rate M – Dollars in millions M.B.A. – Master of Business Administration MBS – Mortgage-backed securities N/A – Not applicable NIM – Net interest margin NOW – Negotiable order of withdrawal NPA(s) – Nonperforming asset(s) NPL(s) – Nonperforming loan(s) PPP – Paycheck Protection Program P2P – Peer-to-peer ROA – Return on average assets ROE – Return on average equity SBA – Small Business Administration SBIC – Small Business Investment Company SEC – United States Securities and Exchange Commission U.S. – United States of America vs. – Versus 3

We’re your people. Strong. Stable. redriverbank.net 4

Established in 1998 in Alexandria, Louisiana Completed IPO in May 2019 Nasdaq: RRBI Included in Russell 2000 Index As of March 31, 2023: Assets = $3.03 billion Loans HFI = $1.92 billion Securities = $765.2 million Deposits = $2.73 billion Market capitalization = $345.3 million Ownership Insiders = 34% Institutions = 19%1 Public and other = 47% Named in American Banker’s “2022 Best Banks to Work For”2 Named among the top 2.7% of all banks nationwide as “best-in-state”3 Fifth largest Louisiana-headquartered bank based on assets as of December 31, 2022 Ranked 45th in S&P Global Market Intelligence’s Top 50 Community Banks $3 - $10 billion4 Company Overview 1Source: Based on filings made with the SEC, as reported by S&P Capital IQ Pro 2Source: According to an article published by American Banker on November 15, 2022 3Source: According to an article published by Forbes on June 21, 2022 4Source: According to a press release issued by S&P Global Market Intelligence on March 22, 2023 5

Consistent, long-term track record of financial results and steady growth Conservative credit culture with solid asset quality Granular, diversified, relationship-based loan and deposit portfolios Solid liquidity position No internet-sourced or brokered deposits No borrowings or debt Primarily de novo growth strategy with selective strategic expansion into new markets Strategic banking center network Operating in the largest markets in Louisiana 27 banking centers and an LDPO in Louisiana Average deposits per center = $101.2 million Strong capital position Well capitalized Consistent quarterly dividends Stock repurchase program in place Continuity of leadership – four of our top executives are part of the founding management team Company Strengths 6

History & Strategy 7

1998 20022000 20062004 20182008 2010 2012 2014 2016 Tangible Book Value Per Share1,2 CAGR of 11.7% Company History 1998 •Completed first stock offering of $12.4M 1999 •Red River Bank opened in Rapides Parish 2000 •Completed stock offering of $4.0M 2003 •Acquired Bank of Lecompte in Central Louisiana 2006 •Expanded into Northwest Market via banking center, and completed stock offering of $5.0M 2009 •Completed stock offering of $7.4M 2013 •Expanded into Capital Market via Fidelity Bancorp, Inc. acquisition 2017 •Expanded into Southwest Market via LPO. Completed stock offering of $12.1M 2019 •Expanded into Northshore Market via LPO. Completed IPO of $26.8M 2020 •Expanded into Acadiana Market via LDPO 2021 •Expanded into New Orleans Market via LDPO 8

$2.00 $8.00 $14.00 $20.00 $26.00 $32.00 $38.00 $44.00 $50.00 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 1Q23 Book Value Growth Note: Each year on the Book Value Graph represents year-end financial data. 1Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 2Adjusted for 2-for-1 stock split with a record date of October 1, 2018 and 15-for-1 stock split with a record date of November 30, 2005. CAGR of 10.6% Realized Book Value Per Share1,2 Book Value Per Share2 $48.09 $38.54 Tangible Book Value Per Share1,2 $38.33 9

Leadership Team

RED RIVER BANCSHARES, INC.



R. Blake Chatelain

- President, Chief Executive Officer, and Director
- Founding management
- Previously Executive Vice President of Rapides Bank & Trust Company, a subsidiary of First Commerce Corporation
- B.S. in Finance from Louisiana State University



Isabel V. Carriere, CPA, CGMA

- Executive Vice President and Chief Financial Officer
- Founding management
- Previously Manager of the Financial Planning Department at Whitney National Bank, in the Financial Planning and Financial Reporting Department of First Commerce Corporation, and audited depository organizations and their holding companies with KPMG
- B.S. in Management from Tulane University



Bryon C. Salazar

- Executive Vice President, Chief Lending Officer, and Director[1]
- Founding management
- Current Past Chairman for the Board of Trustees of Rapides Regional Medical Center
- Previously Commercial Banker at Rapides Bank & Trust Company
- B.S. in Finance from Louisiana State University



Tammi R. Salazar

- Executive Vice President and Chief Operating Officer[1]
- Founding management
- Previously Vice President of Rapides Bank & Trust Company
- Director of the Rapides Children's Advocacy Network, River Oaks Art Center, and Christus Cabrini Foundation
- B.S. in Finance from Louisiana Tech University



Julia Callis, J.D.

- Senior Vice President, General Counsel, and Corporate Secretary
- Joined Red River Bank in 2020
- Previously with Cleco Corporate Holdings LLC and Thompson & Knight LLP
- B.A. in English from Vanderbilt University and J.D. from Louisiana State University



G. Bridges Hall, IV

- Senior Vice President and Chief Credit Policy Officer[1]
- Joined Red River Bank in 2006
- Previously Credit Department Manager (Dallas) at Hibernia National Bank
- B.S. in Business Administration from Northwestern State University, M.B.A. from Louisiana State University-Shreveport, and attended the Graduate School of Banking at Louisiana State University



Debbie B. Triche

- Senior Vice President and Retail Administrator[1]
- Joined Red River Bank in 2000
- Previously Vice President and Retail Branch Manager at Rapides Bank & Trust Company
- B.S. in Marketing from Louisiana Tech University



Andrew B. Cutrer

- Senior Vice President and Director of Human Resources
- Joined Red River Bank in 2001
- Previously Director of Human Resources at Bunkie General Hospital
- B.S. in Management and Marketing from Louisiana College and M.B.A. from Louisiana Tech University



David K. Thompson

- Capital Market President[1]
- Joined Red River Bank in 2015
- Previously Baton Rouge Commercial Group Lender at IBERIABANK
- B.B.A. in Finance from University of Louisiana-Monroe and attended the Graduate School of Banking at Louisiana State University

[1]Position with Red River Bank

10

De Novo Growth Strategies Disciplined, targeted investments for smart growth Target markets with significant disruption by competitors Concentrate on urban markets with growth potential Focus on markets where market share is held by large national and regional banks Hire experienced leadership from the market to build a team Offer an authentic, full-service, relationship-based community bank experience Establish presence initially with an LDPO then build or buy and remodel a banking center Growth Strategies Historical Asset Growth Method As of March 31, 2023 Bank of Lecompte (2003) 1.3% Fidelity Bancorp (2013) 4.0% Organic 94.7% Disciplined Acquisition Strategy Successfully integrated two acquisitions and positioned to capitalize on future opportunities 11

Guiding Principles – Relationship-Based Lending 2 Conservative Credit Culture Our founding management team developed the initial credit culture, predicated upon conservative underwriting principles carried over from regional bank experience. This same team has overseen the implementation and periodic adjustment of these core lending tenets over a 24-year time frame. Experienced Bankers In addition to a cohesive, long-tenured executive management team, we enjoy the benefits of an experienced group of client-facing bankers, which has resulted in steady, diversified, organic loan growth, combined with excellent quality metrics. Relationship-Driven Client Focus Our loan portfolio is well below CRE portfolio concentration guidelines, which complements our conservative lending philosophy and simultaneously drives our relationship-driven client focus, resulting in a strong core deposit base and enhanced liquidity options. "Footprint" Lending We have a low level of participations purchased and shared national credits. Our portfolio is further characterized by modest hold limits, strong oversight, and rapid response to problem loan resolution. Consistent Lending Standards Fundamental goals continue to include measured growth, broad diversification, and high-quality performance. Underwriting standards remain consistent regardless of economic conditions. 12

Digital Banking – Embracing Digital Innovation

RED RIVER BANCSHARES, INC.

Strategies and Recent Systems

- Robust commercial treasury systems
- P2P payments platform provided by Zelle®
- Online and mobile banking channels: Mobile deposit, digital receipts, Apple Pay, mobile wallet, and debit card controls
- Launched redesigned, contactless debit cards
- Online deposit account opening and mortgage applications
  - Implement an upgrade to include a "Verification of Life" system in an effort to reduce fraud
- Implemented SQN Banking Systems' fraud detection system to screen all checks
- Mobile, automated small dollar loan system
- Implementing MeridianLink system for end-to-end small business and consumer loan application system
- Completion in 2Q23 of our core system upgrade to improve efficiency, accuracy, and streamline operations
- Utilize API for automation of processes to improve efficiency and manage headcount
- Invested in the JAM FINTOP Banktech fund as a resource for technology systems

Future Improvements and Plans

- Research vendors for ACH and wire fraud detection systems


Zelle® is now available in our app!
DIGITAL RECEIPTS

13

1Source: FDIC, Deposits as of June 30, 2022 Competitive Landscape Deposits in Louisiana1 $144.0 billion As of June 30, 2022 Red River Bank holds 2.0% of Louisiana deposits1 60.0% of Louisiana deposits are held by large national or regional banks1 Large banks deemphasizing markets we serve In 1Q22, TD Bank Group announced an agreement to purchase First Horizon BankPlus 0.9% Investar Bank 1.1% Home Bank 1.7% Red River Bank 2.0% Origin Bank 2.0% b1BANK 2.7% First Horizon 6.0% Regions 6.5% Hancock Whitney 12.5% Capital One 17.2% JP Morgan Chase 17.8% Others 29.6% Markets . Rank .. % of Marketshare … $M …. $M. Central Market 1 st 38.5% 1,613$ 4,187$ Northwest Market 8 th 5.2% 553$ 10,734$ Capital Market 8 th 2.4% 582$ 24,034$ Southwest Market 12 th 1.0% 65$ 6,395$ Northshore Market 21 st 0.3% 26$ 8,066$ Acadiana Market 22 nd 0.3% 23$ 9,001$ New Orleans Market n/a n/a n/a 37,793$ State of Louisiana 8 th 2.0% 2,862$ 143,964$ Total Deposit Market Share as of June 30, 2022 1 Red River Bank 14

2022 Overview 15

2022 Financial and Operational Highlights

RED RIVER BANCSHARES, INC.

- Assets decreased 4.4% to $3.08 billion
- Non-PPP loans HFI[1] increased 15.0% to $1.92 billion
- Deposits decreased 3.8% to $2.80 billion
- Repurchased 4,465 shares of common stock at an aggregate cost of $218,000
- Record high net income of $36.9 million for 2022
- EPS (diluted) was $5.13 and ROA was 1.18%
- Net interest income for 2022 increased 20.8%, or $14.9 million, to $86.6 million
- NIM FTE increased 26 bps to 2.86%
- Opened first full-service banking centers in our Acadiana and New Orleans Markets
- Opened the new operations center building

	For the Year Ended	
(dollars in thousands, except per share data)	12/31/22	12/31/21
Assets	$ 3,082,686	$ 3,224,710
Non-PPP Loans HFI[1]	$ 1,916,253	$ 1,666,282
Deposits	$ 2,798,936	$ 2,910,348
Stockholders' Equity	$ 265,753	$ 298,150
Book Value Per Share	$ 36.99	$ 41.52
Tangible Book Value Per Share[1]	$ 36.78	$ 41.31
Realized Book Value Per Share[1]	$ 46.90	$ 42.05
Loans HFI to Deposits Ratio	68.46%	57.86%
Noninterest-bearing Deposits to Deposits Ratio	38.96%	39.50%
NPAs to Assets	0.08%	0.03%
NPLs to Loans HFI	0.12%	0.02%
Allowance for Loan Losses to Loans HFI	1.08%	1.14%
Stockholders' Equity to Assets	8.62%	9.25%
Tangible Common Equity to Tangible Assets[1]	8.57%	9.20%
Total Risk-Based Capital Ratio	17.39%	17.83%
Tier 1 Risk-Based Capital Ratio	16.38%	16.76%
Leverage Ratio	10.71%	9.67%

	For the Year Ended	
(dollars in thousands except per share data)	12/31/22	12/31/21
Net Income	$ 36,916	$ 32,952
EPS, Diluted	$ 5.13	$ 4.51
Cash Dividends Per Share	$ 0.28	$ 0.28
ROA	1.18%	1.13%
ROE	13.98%	11.21%
NIM FTE	2.86%	2.60%
Efficiency Ratio	56.60%	56.39%
Net Charge-offs to Average Loans	0.02%	0.04%

[1]Non-GAAP measure. See "Forward-Looking Statements and Non-GAAP Information" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

16

2022 Selected Income Comparison Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2. 1 Net interest income was positively impacted by the higher interest rate environment in 2022 and an improved asset mix SBA PPP Loans were materially complete as of December 31, 2022 SBA PPP income decreased in 2022 due to fewer SBA PPP loans Mortgage loan income decreased due to rising mortgage interest rates and home prices, as well as limited housing stock available for purchase in 2022 (do l l ars i n thousands) 12/31/22 .. 12/31/21 . $ … . % … Interest and Dividend Income, excluding SBA PPP 1 93,705$ 71,566$ 22,139$ 30.9% SBA PPP Loan Income 670 5,773 (5,103) (88.4%) Total Interest and Dividend Income 94,375$ 77,339$ 17,036$ 22.0% Interest Expense 7,736 5,617 2,119 37.7% Net Interest Income 86,639$ 71,722$ 14,917$ 20.8% Mortgage Loan Income 3,096$ 8,676$ (5,580)$ (64.3%) Net Income 36,916$ 32,952$ 3,964$ 12.0% VarianceFor the Year Ended 17

First Quarter 2023 18

First Quarter 2023 Financial Results

RED RIVER BANCSHARES, INC.

- Slightly lower deposits and assets
- Consistent loans
- Solid liquidity
- No borrowings
- Consistent, good asset quality
- Well capitalized
- Net income decreased due to lower net interest income
- EPS, diluted decreased by $0.09 to $1.33 for 1Q23
- Net interest income and NIM FTE were negatively impacted by increased deposit rate pressures
- NPAs to assets ratio consistent at 0.08%
- ACL to loans HFI ratio = 1.09%
- Tangible Common Equity to Tangible Assets[1] = 9.08%
- Well capitalized: Leverage Ratio = 11.02%

(dollars in thousands, except per share data)	1Q23	4Q22	1Q22
Net Income	$ 9,598	$ 10,191	$ 7,392
EPS, Diluted	$ 1.33	$ 1.42	$ 1.03
Book Value Per Share	$ 38.54	$ 36.99	$ 36.91
Tangible Book Value Per Share[1]	$ 38.33	$ 36.78	$ 36.69
Realized Book Value Per Share[1]	$ 48.09	$ 46.90	$ 43.02
Cash Dividends Per Share	$ 0.08	$ 0.07	$ 0.07
ROA	1.28%	1.33%	0.93%
ROE	14.33%	16.34%	10.27%
NIM FTE	3.13%	3.17%	2.46%
Efficiency Ratio	56.84%	54.76%	60.80%
Loans HFI to Deposits	70.36%	68.46%	59.47%
Noninterest-bearing Deposits to Deposits	38.81%	38.96%	40.34%
NPAs to Assets	0.08%	0.08%	0.03%
ACL to Loans HFI	1.09%	1.08%	1.11%
Net Charge-offs to Average Loans	0.00%	0.00%	0.00%
Assets	$ 3,030,582	$ 3,082,686	$ 3,212,460
Loans HFI	$ 1,921,850	$ 1,916,267	$ 1,741,026
Deposits	$ 2,731,385	$ 2,798,936	$ 2,927,728
Stockholders' Equity	$ 276,640	$ 265,753	$ 264,874
Realized Common Equity[1]	$ 345,181	$ 336,919	$ 308,693
Stockholders' Equity to Assets	9.13%	8.62%	8.25%
Tangible Common Equity to Tangible Assets[1]	9.08%	8.57%	8.20%
Total Risk-Based Capital Ratio	17.89%	17.39%	17.28%
Leverage Ratio	11.02%	10.71%	9.51%

[1]Non-GAAP measure. See "Forward-Looking Statements and Non-GAAP Information" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

19

Balance Sheet Loans HFI consistent at $1.92 billion Deposits decreased $67.6 million, or 2.4%, due to customer deposit movement and activity, combined with seasonal drawdowns by public entity customers Securities decreased $10.8 million from 4Q22 Sold $6.0 million of the CRA mutual fund Principal repayments Noninterest-bearing deposits to deposits ratio = 38.81% Loans HFI to deposits ratio = 70.36% No brokered deposits No subordinated debt or other borrowings (do l l ars i n thousands) 3/31/23 0 . 12/31/22 Assets Cash and due from banks $ 34,491 $ 37,824 Interest-bearing deposits in other banks 194,727 240,568 Securities AFS, at fair value 611,794 614,407 Securities HTM, at amortized cost 149,417 151,683 Equity securities, at fair value 4,010 9,979 Loans HFS 2,046 518 Loans HFI 1,921,850 1,916,267 Allowance for credit losses (20,854) (20,628) Other assets 133,101 132,068 Total Assets $ 3,030,582 $ 3,082,686 Liabil ities Noninterest-bearing deposits $ 1,060,042 $ 1,090,539 Interest-bearing deposits 1,671,343 1,708,397 Total Deposits 2,731,385 2,798,936 Other liabilities 22,557 17,997 Total Liabilities 2,753,942 2,816,933 Total Stockholders' Equity 276,640 265,753 Total Liabilities and Stockholders' Equity $ 3,030,582 $ 3,082,686 As of 20

Liquidity Cash and cash equivalents = $229.2 million and 7.6% of assets as of 3/31/23 with $241.7 million average for 1Q23 Securities AFS, unpledged = $422.7 million Estimated cash flows from securities, assuming consistent interest rates $100.0 million principal repayments from April to December 2023 $120.0 million principal repayments in 2024 Borrowing Availability $1.35 billion in available borrowing capacity, with no borrowings outstanding, through the following sources: Liquidity and Borrowing Availability 25.5% 26.0% 25.0% 25.2% 25.2% 17.0% 11.4% 9.8% 9.0% 7.6% 1Q22 2Q22 3Q22 4Q22 1Q23 Total Securities Overnight Liquidity Securities / Assets vs. Overnight Liquidity / Assets (end of period) Federal Home Loan Bank = $876.0 million, net of $15.9 million of letters of credit pledged for public entity deposits Federal Funds Lines = $95.0 million Other revolving lines = $6.0 million Bank Term Funding Program = approximately $377.0 million of eligible securities available as collateral 21

Securities

RED RIVER BANCSHARES, INC.

Key Securities Metrics as of March 31, 2023

- Securities AFS portfolio at fair value = $611.8 million, net of $71.2 million unrealized loss
- Securities HTM portfolio at amortized cost = $149.4 million
- Unrealized loss on HTM portfolio = $19.9 million
- 1Q23 yield = 1.69%
- Effective duration = 4.9 years
- Estimated cash flows from securities, assuming consistent interest rates
  - $100.0 million principal repayments from April to December 2023
  - $120.0 million principal repayments in 2024
- Pledged as collateral for public entity deposits = $202.1 million
- Available as collateral for Bank Term Funding Program = $377.0 million
- FNMA CMBS = $3.8 million with the implicit backing of the U.S. government
  - No private label CMBS
- No corporate equity securities
- No investment in subordinated debentures of other financial institutions

Securities AFS Activity 1Q23

- Purchased = $8.8 million, yield of 3.59%
- No sales

Equity Securities as of March 31, 2023

- CRA mutual fund consisted primarily of bonds = $4.0 million
- Sold $6.0 million of this fund in March 2023



Securities
(end of period)
Mutual Funds 0.5%
U.S. Agency HTM 0.1%
MBS HTM 19.5%
U.S. Treasury AFS 21.9%
U.S. Agency AFS 2.7%
Muni AFS 24.2%
MBS AFS 31.1%
2019
2020
2021
2022
1Q23
MBS AFS
Muni AFS
U.S. Agency AFS
U.S. Treasury AFS
MBS HTM
U.S. Agency HTM
Mutual Funds

22

Deposits Deposits were $2.73 billion as of March 31, 2023, a decrease of $67.6 million, or 2.4%, compared to 4Q22, due to the changing interest rate environment impacting customer deposit movement and activity, combined with normal seasonal drawdowns by public entity customers Noninterest-bearing deposits to deposits ratio = 38.81% Loans HFI to deposits ratio = 70.36% Cost of deposits = 0.71% No internet-sourced or brokered deposits $1,721 $2,340 $2,910 $2,799 $2,731 2019 2020 2021 2022 1Q23 Noninterest-bearing DDA Interest-bearing DDA NOW Money Market Savings Time ≤ 250k Time > 250k Total Deposits (dollars in millions) Deposit Mix As of March 31, 2023 Noninterest-bearing DDA 38.8% Interest-bearing DDA 3.5% NOW 16.1% Money Market 19.9% Savings 7.0% Time ≤ 250k 10.2% Time > 250k 4.5% 23

Deposit Characteristics Granular, diversified deposit portfolio and customer base throughout Louisiana Average deposit account size = $29,000 Public entity deposits Relationship-based Louisiana public entities Public entity deposits = $214.7 million, 7.9% of deposits Average deposit account size = $1.0 million IntraFi Network ICS Reciprocal Deposit Program 1Calculated based on the same methodologies and assumptions used for regulatory reporting purposes 2Public entity deposits above the FDIC insurance limit are fully collateralized Consumer $1,313 48.1% Commercial $1,203 44.0% Public $215 7.9% Deposits by Customer Type As of March 31, 2023 (dollars in millions) Offer ICS products to commercial customers for 100% FDIC insurance ICS Outgoing sweep = $96.9 million ICS Reciprocal funds received (Interest-bearing DDA) = $97.2 million with an interest rate of 3.4%, 3.5% of deposits Estimated Uninsured Deposits Estimated uninsured deposits1 = $871.6 million, 31.9% of deposits Estimated uninsured deposits, excluding collateralized public funds2 = $698.0 million, 25.6% of deposits Cash and cash equivalents combined with available borrowings represent 181.6% of estimated uninsured deposits and 226.8% of estimated uninsured deposits, excluding collateralized public funds 24

$1,439 $1,588 $1,684 $1,916 $1,922 2019 2020 2021 2022 1Q23 CRE 1-4 FR C&I C&D Consumer Tax-Exempt SBA PPP Loan Portfolio Overview Total Loans HFI % Mix and Average Loan Size As of March 31, 2023 (dollars in thousands) Total Loans HFI (dollars in millions) Loans HFI = $1.92 billion Broad diversification by industry Highest industry concentration = Health Care at 8.4% Average loan size excluding credit cards = $234,000 Loans indexed to LIBOR = $27.0 million, or 1.4% of loans HFI Consumer 1.4% $7 Tax-Exempt 4.0% $1,670 Construction & Development 7.6% $432 SBA PPP 0.0% $14 Commercial & Industrial 16.4% $62 One-to-Four Family Residential 28.7% $220 Commercial Real Estate 41.9% $914 Largest Industry Concentrations As of March 31, 2023 1.1% 1.5% 2.0% 2.1% 2.5% 3.4% 3.7% 3.8% 4.8% 8.4% Manufacturing Religious and Other Nonprofit Energy Finance and Insurance Public Administration Hospitality Services Construction Retail Trade Investor 1-to-4 and Multifamily Health Care 25

Physicians & Dental Practices 4.1% Nursing & Residential Care Facilities 4.2% Hospitals 0.1% Health Care Loans Largest industry concentration Health care loans = $160.2 million, or 8.4%, of loans HFI Average loan size = $332,000 No shared national credits, real estate investment trusts, or assisted living facilities Skilled nursing care facilities operate under a certificate of need system in Louisiana Nursing facilities are managed by Louisiana-based owner operators Health Care Loans by Subtype % of Loans HFI As of March 31, 2023 26

20.9% 20.1% 19.7% 20.6% 20.7% 16.1% 14.9% 20.1% 20.9% 21.2% 2019 2020 2021 2022 1Q23 Owner Occupied Non-Owner Occupied CRE = $805.2 million, or 41.9% of loans HFI Investor-owned office properties = $59.7 million, or 3.1% of loans HFI C&D = $146.0 million, or 7.6% of loans HFI Low levels of CRE relative to state, regional, and national peers CRE concentration ratios as a % of risk-based capital are well below bank regulatory guidelines CRE Ratio = 156.3% C&D Ratio = 41.2% CRE criticized loans = $7.9 million, or 1.0% of total CRE loans, 0.4% of loans HFI CRE NPLs = $719,000, or 0.09% of total CRE loans, 0.04% of loans HFI Commercial Real Estate Loans CRE / Loans HFI As of March 31, 2023 CRE and C&D Categories / Loans HFI As of March 31, 2023 Commercial Construction 6.2% Residential Construction 1.4% Owner Occupied CRE 20.7% Non-Owner Occupied CRE 21.2% 27

CECL UPDATE Adopted CECL methodology as of January 1, 2023 $278,000 increase to ACL Established a $442,000 reserve for unfunded commitments Combined 3.5% increase to December 31, 2022 allowance for loan losses One-time $569,000, net of tax, decrease to stockholders’ equity No provision expense recorded in 1Q23 Methodologies Cohort Loss Rate methodology (static pool analysis) used for loan segments > $50.0 million Tracks cohort over their remaining lives to determine their loss behavior Remaining Life Loss Rate methodology used for loan segments < $50.0 million The calculated loss rate is applied to the loan segment periodically, based on the remaining life expectancy of the segment Loan portfolio is segmented by regulatory call report code For loans that do not share general risk characters with segments, we estimate specific reserves on an individual basis 28

Expanding operations in Southwest, Acadiana, Northshore, and Capital Markets Opened an LDPO and a full-service banking center in the New Orleans Market Opportunities and Challenges to Future Loans Opportunities Expansion in larger Louisiana markets Competitor disruption New lender capacity Challenges Higher rates impacting future borrowing activity Economic uncertainty and inflation Slowing loan demand Robust competition for new loans Tight labor market hampering some business expansion Loans By Market Loans HFI Originated by geographic market As of March 31, 2023 (dollars in thousands) Central $604,231 31.4% Capital $519,258 27.0% Northwest $366,573 19.1% Southwest $153,659 8.0% Northshore $136,642 7.1% New Orleans $82,876 4.3% Acadiana $58,611 3.1% 29

0.03% 0.03% 0.09% 0.08% 0.08% 1Q22 2Q22 3Q22 4Q22 1Q23 NPAs consistent at $2.4 million NPAs to Assets = 0.08% No provision expense recorded in 1Q23 under the new CECL methodology ACL to loans HFI = 1.09% Net charge-offs to average loans since Red River Bank’s opening in 1999 = 0.06% Asset Quality NPAs / Assets (end of period) Asset Quality Metrics As of and for the quarter ended (do l l ars i n thousands) 3/31/22 6/30/22 9/30/22 12/31/22 3/31/23 NPLs $ 313 $ 311 $ 2,715 $ 2,366 $ 2,361 NPLs to Loans HFI 0.02% 0.02% 0.14% 0.12% 0.12% NPAs $ 973 $ 971 $ 2,715 $ 2,366 $ 2,383 NPAs to Assets 0.03% 0.03% 0.09% 0.08% 0.08% Criticized Loans $ 9,942 $ 27,142 $ 25,814 $ 22,776 $ 21,944 CLs to Loans HFI 0.57% 1.48% 1.37% 1.19% 1.14% Provision Expense $ 150 $ 250 $ 600 $ 750 $ - ACL to Loans HFI 1.11% 1.05% 1.06% 1.08% 1.09% Net Charge-offs to Average Loans 0.00% 0.01% 0.00% 0.00% 0.00% 30

8.25% 8.13% 7.96% 8.62% 9.13% 16.26% 15.92% 16.16% 16.38% 16.85% 17.28% 16.89% 17.15% 17.39% 17.89% 9.51% 9.73% 10.31% 10.71% 11.02% 5.00% 10.00% 15.00% 20.00% 1Q22 2Q22 3Q22 4Q22 1Q23 Total Risk-Based Capital Tier 1 Risk-Based Capital Stockholders' Equity to Assets Leverage Ratio Well capitalized position Includes $68.5 million of net unrealized losses on securities AFS and HTM, 24.8% of capital as of March 31, 2023 Stock repurchase programs Repurchase Program renewed February 4, 2022 for $5.0 million and expired December 31, 2022 2022 – Repurchased 4,465 shares of common stock for $218,000 Repurchase Program renewed for 2023 for $5.0 million and will expire December 31, 2023 1Q23 – Repurchased 6,795 shares of common stock for $346,000 Capital Capital Ratios (end of period) Quarterly dividend increased to $0.08 per share in 1Q23 In 3Q22, filed shelf registration statement for up to $100 million of various securities Capital priorities Remain well capitalized Support organic growth Dividends Stock buybacks Acquisitions 31

Stockholders’ Equity Trends 1Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. $285 $293 $299 $298 $265 $254 $243 $266 $277 $240 $250 $260 $270 $280 $290 $300 $310 Q1 Q2 Q3 Q4 2022 2023 2021 $285 $292 $299 $302 $309 $317 $327 $337 $345 $280 $290 $300 $310 $320 $330 $340 $350 Q1 Q2 Q3 Q4 2022 2023 2021 Total Stockholders’ Equity (dollars in millions) Realized Stockholders’ Equity1 (dollars in millions) 32

Profitability Trends Earnings Per Share (Diluted) Efficiency Ratio Return on Average Assets Net Income (dollars in thousands) $24,824 $28,145 $32,952 $36,916 $9,598 2019 2020 2021 2022 1Q23 Q1 Q2 Q3 Q4 $3.49 $3.83 $4.51 $5.13 $1.33 2019 2020 2021 2022 1Q23 Q1 Q2 Q3 Q4 59.46% 55.77% 56.39% 56.60% 56.84% 2019 2020 2021 2022 1Q23 1.30% 1.22% 1.13% 1.18% 1.28% 2019 2020 2021 2022 1Q23 33

0.12% 0.77% 2.19% 3.65% 4.52% 0.18% 0.19% 0.25% 0.47% 0.71% 3.97% 3.97% 4.13% 4.38% 4.54% 2.46% 2.75% 3.06% 3.17% 3.13% 1.35% 1.52% 1.54% 1.55% 1.59% 2.01% 2.01% 2.00% 2.00% 2.01% 1.01% 0.98% 1.06% 1.39% 1.99% 0.13% 0.16% 0.28% 0.65% 0.93% -0.50% 0.50% 1.50% 2.50% 3.50% 4.50% 1Q22 2Q22 3Q22 4Q22 1Q23 Loan Yield NIM - FTE Average Effective Federal Funds Rate Securities Taxable Securities Tax-Exempt Time Deposits Interest-bearing Transaction Deposits Cost of Deposits NIM FTE decreased 4 bps to 3.13% for 1Q23 due to deposit pressures in the banking industry Rates on new and renewed loans were 6.68% in 1Q23 compared to 6.25% in 4Q22 Increased selected deposit rates to retain and attract customers Customers moved deposits from lower yielding accounts to higher yielding accounts Cost of deposits increased 24 bps in 1Q23 to 0.71% Net Interest Margin FTE (1Q23 vs. 4Q22) 34

Net Interest Margin Update Rates and Betas – 1Q23 vs 4Q22 Loan yield – increased 16 bps to 4.54% (19% beta) Earning asset yield – increased 18 bps to 3.73% (21% beta) Interest-bearing transaction deposits – increased 28 bps to 0.93% (32% beta) Time deposits – increased 60 bps to 1.99% (69% beta) Cost of deposits – increased 24 bps to 0.71% (28% beta) Expectations Deposit rates may increase more than earning asset yields Slightly lower net interest income and net interest margin in 2Q23 and 3Q23 Dependent upon Future Federal Funds and other rates Balance sheet activity Deposit rate pressure Deposit mix shift Loan demand NIM Opportunity Deploy investment cash flows into higher yielding assets Growth opportunity in new and legacy markets NIM Challenges Uncertainty regarding future interest rate environment Deposit rate pressures Deposit mix shift to higher cost products Uncertainty regarding customer deposit activity Competition for new loans 35

Service Charges on Deposit Accounts $1,393 32.1% Debit Card Income, net $934 21.5% Brokerage Income $807 18.6% Loan and Deposit Income $477 11.0% Mortgage Loan Income $275 6.3% SBIC Income $180 4.1% BOLI Income $179 4.1% Other Income $95 2.3% Noninterest Income (1Q23 vs. 4Q22) Noninterest Income For the quarter ended March 31, 2023 (dollars in thousands) Noninterest income decreased $279,000 to $4.3 million for 1Q23 Brokerage income decreased $206,000 from 4Q22, due to 4Q22 being benefitted by funds invested by new clients during that period Assets under management = $965.2 million Program ranked in the top 6% out of all LPL Financial Institutions1 Mortgage loan income decreased $178,000 due to reduced purchase activity as a result of higher mortgage interest rates 1Source: Based on reports from LPL Financial’s Resource Center for LPL Financial Institutions 36

Personnel $9,000 58.1% Occupancy and Equipment $1,717 11.1% Technology $748 4.8% Other Taxes $686 4.4% Legal and Professional $516 3.3% Regulatory Assessment $406 2.7% Data Processing $400 2.6% Other Operating $2,015 13.0% Operating Expenses (1Q23 vs. 4Q22) Operating Expenses For the quarter ended March 31, 2023 (dollars in thousands) Operating expenses increased $406,000 to $15.5 million for 1Q23 Personnel expenses increased $319,000 due to higher health insurance expenses Regulatory assessment expenses increased $129,000 due to the FDIC raising the deposit insurance assessment rate 2 bps, effective January 1, 2023, on all banks Occupancy and equipment expenses increased $104,000 due to $161,000 of nonrecurring expenses related to opening the new operations center building 1Q23 – In Southwest market, closed Lake Street Banking Center and moved staff to the Country Club Banking Center Data processing expense decreased $209,000 due to receipt of a $252,000 periodic refund from our data processing center Other business development expenses decreased $130,000 due to timing of CRA related contributions 37

Southwest Market – Lake Charles, Louisiana 3Q22 – Expanded the Country Club Banking Center with a 3,600 square-foot addition 1Q23 – Closed Lake Street and moved staff to the Country Club Banking Center Acadiana Market – Lafayette, Louisiana 1Q22 – Remodeled and opened as a full-service banking center on January 26, 2022 2Q22 – Closed LDPO and moved staff to the Pinhook Banking Center New Orleans Market – New Orleans, Louisiana Baronne Street Banking Center 2Q22 – Leased an existing banking center location in downtown New Orleans 3Q22 – Opened as a full-service banking center on August 1, 2022 Veterans Memorial Boulevard Banking Center 1Q22 – Purchased land in Metairie, Louisiana (a New Orleans suburb) 3Q23 – Construction projected to start on a new full-service banking center Central Market – Alexandria, Louisiana 4Q22 – Remodeled and opened the new operations center building, a 21,000 square foot building that provides an efficient facility for operations and support departments, as well as improve our business continuity plan Expansion Highlights 38

Continue building a strong, Louisiana-based, super-community bank by leveraging existing infrastructure and creating strong brand loyalty Continue disciplined capital management Manage liquidity Manage deposit pricing due to intensified rate pressure Manage net interest income and net interest margin in a changing interest rate environment Monitor asset quality trends and maintain appropriate level of allowance for credit losses Disciplined focus on personal, relationship banking and building shareholder value Continue de novo, organic expansion strategy Expand market share in newer South Louisiana markets Monitor markets for opportunity for organic growth or key acquisitions Continue to build out digital offerings as needed in order to serve our target customer base Continue to expand mortgage operations and investments division across markets Seek to take advantage of disruption in the marketplace Strategic Outlook 39

2 Granular, diversified deposit portfolio Strong liquidity, borrowing capacity, and no debt Well positioned for the future Diversified loan portfolio with good asset quality Well capitalized with 11.02% leverage ratio as of March 31, 2023 Summary 40

APPENDIX 41

Non-GAAP Reconciliation (do l l ars i n thousands, except per share data) 3/31/23 C o 12/31/22 . 3/31/22 C o 12/31/21 Tangible common equity Total stockholders' equity $ 276,640 $ 265,753 $ 264,874 $ 298,150 Adjustments: Intangible assets (1,546) (1,546) (1,546) (1,546) Total tangible common equity (non-GAAP) $ 275,094 $ 264,207 $ 263,328 $ 296,604 Common shares outstanding 7,177,650 7,183,915 7,176,365 7,180,155 Book value per common share $ 38.54 $ 36.99 $ 36.91 $ 41.52 Tangible book value per common share (non-GAAP) $ 38.33 $ 36.78 $ 36.69 $ 41.31 Tangible assets Total assets $ 3,030,582 $ 3,082,686 $ 3,212,460 $ 3,224,710 Adjustments: Intangible assets (1,546) (1,546) (1,546) (1,546) Total tangible assets (non-GAAP) $ 3,029,036 $ 3,081,140 $ 3,210,914 $ 3,223,164 Total stockholders' equity to assets 9.13% 8.62% 8.25% 9.25% Tangible common equity to tangible assets (non-GAAP) 9.08% 8.57% 8.20% 9.20% Non-PPP loans HFI Loans HFI $ 1,921,850 $ 1,916,267 $ 1,741,026 $ 1,683,832 Adjustments: PPP loans, net (14) (14) (6,397) (17,550) Non-PPP loans HFI (non-GAAP) $ 1,921,836 $ 1,916,253 $ 1,734,629 $ 1,666,282 As of and for the Years Ended 42

Non-GAAP Reconciliation (continued) (do l l ars i n thousands, except per share data) 3/31/23 / 12/31/22 . 9/30/22 . . 6/30/22 C o 3/31/22 Realized common equity Total stockholders' equity $ 276,640 $ 265,753 $ 243,413 $ 253,596 $ 264,874 Adjustments: Accumulated other comprehensive (income) loss 68,541 71,166 83,744 63,804 43,819 Total realized common equity (non-GAAP) $ 345,181 $ 336,919 $ 327,157 $ 317,400 $ 308,693 Common shares outstanding 7,177,650 7,183,915 7,183,915 7,176,365 7,176,365 Book value per common share $ 38.54 $ 36.99 $ 33.88 $ 35.34 $ 36.91 Realized book value per common share (non-GAAP) $ 48.09 $ 46.90 $ 45.54 $ 44.23 $ 43.02 As of (do l l ars i n thousands, except per share data) 12/31/21 / 9/30/21 . 6/30/21 . . 3/31/21 Realized common equity Total stockholders' equity $ 298,150 $ 298,688 $ 292,924 $ 284,911 Adjustments: Accumulated other comprehensive (income) loss 3,773 61 (1,058) 331 Total realized common equity (non-GAAP) $ 301,923 $ 298,749 $ 291,866 $ 285,242 As of 43